Exhibit 3.2.2

AMENDMENT TO THE AMENDED AND RESTATED BYLAWS
OF
OLD LINE BANCSHARES, INC.

This Second Amendment to the Amended and Restated Bylaws (this “Amendment”) of Old Line Bancshares, Inc., a Maryland corporation (the “Corporation”), is effective as of June 28, 2012.  Capitalized terms used but not defined herein shall have the meanings set forth in the Amended and Restated Bylaws of the Corporation (the “Bylaws”).

The Bylaws are hereby amended as follows:

1.           Article I, Section 7 of the Bylaws is hereby deleted in its entirety and the following provision is substituted in its place:

Section 7.  Advance Notice of Business.  At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, the proposal of business to be considered must have been made (a) pursuant to the Company’s notice of the meeting, (b) otherwise by or at the direction of the Board of Directors, or (c) otherwise properly by a stockholder of the Company who is a stockholder of record at the time of giving the notice provided for in these Bylaws and at the date of the meeting, is entitled to vote at such meeting and complies with the notice procedures set forth herein.  For business to be properly brought before the annual meeting by a stockholder, whether or not Rules 14a-1 through 14b-12 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) shall apply to such business (i.e., whether or not the stockholder seeks to have its proposal included in the Company’s proxy statement for the meeting pursuant to such rules or intends to present its proposal independently at the meeting), the matter must be a proper matter for stockholder action under Maryland law and the stockholder must provide timely notice in writing to the Secretary of the Company as set forth in this Section.  To be timely, a stockholder’s notice shall be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if no annual meeting was held in the prior year or the date of the annual meeting is advanced more than 30 days prior to such anniversary date or is delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports, no business shall be acted upon at such annual meeting unless stated and filed as herein provided.

For purposes of this Section 7 and Section 8 below, “public announcement” shall mean disclosure (i) in a press release reported by a nationally recognized news service, (ii) in a document publicly filed or furnished by the Company with the U.S. Securities and Exchange Commission, or (iii) on a website maintained by the Company.

A stockholder’s notice to the Secretary shall be signed by the stockholder of record who intends to make the proposal (or such stockholder’s duly authorized proxy or other representative) and shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting; (b) the name and address of such stockholder as they appear on the Company’s books and records and of the beneficial owner, if any, on whose behalf the proposal is made, and principal occupation or employment of such stockholder and beneficial owner, if any; (c) with respect to the stockholder submitting such proposal, any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such stockholder and, to the extent known, any other stockholder known by such stockholder to be supporting such proposal of the date of such stockholder notice (i) the name of such person as it appears on the Company’s book and records to the extent not covered by (b) above, (ii) the class and number of shares of the Company’s stock which are owned of record or beneficially by such person and (iii) any derivative positions held of record or beneficially by such person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such person, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate or otherwise manage benefit, loss or risk of share price changes or to increase or decrease the voting power of, such person with respect to the Company’s securities; (d) any material interest of the stockholder or any affiliate or associate thereof in such business; (e) a description of all arrangements or understandings between the stockholder submitting the notice and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder (or any affiliate or associate thereof) in such business; (f) a representation that such stockholder submitting such notice is a stockholder of record on the on the date of such notice and will remain such through the meeting date; (g) a representation that such stockholder submitting such notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (h) the identification of any person retained or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation.

Notwithstanding anything in these Bylaws to the contrary, no business, other than the election of directors as set forth in Section 8 hereof, shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 7, provided, however, that nothing in this Section 7 shall be deemed to preclude discussions by any stockholder of any business properly bought before the annual meeting in accordance with these procedures.

The chairperson of the meeting shall have the authority, if the facts warrant, to determine that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

In the case of stockholder action by written consent, the stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Board of Directors, set forth the written proposal and request the Board of Directors to fix a record date for determining stockholders entitled to consent to corporate action in writing without a meeting.  Such written notice shall set forth information regarding such action equivalent to the information regarding such action that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for stockholder consideration of such stockholder matter at a meeting of stockholders.  The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the applicable provisions of the Maryland General Corporation Law.

At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Company’s notice of meeting.

2.           A new Article I, Section 8 is hereby added to the Bylaws as follows:

Section 8.  Advance Notice of Nominees for Director.  Only persons who are nominated in accordance with the procedures set forth herein shall be eligible for election as directors at any meeting of stockholders.  Nominations of candidates for election to the Board as Directors of the Company may be made at any meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time of giving of notice provided for in this Section 8 and at the date of the meeting, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 8.

Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing signed by the stockholder of record making such nomination and delivered to the Secretary of the Company as set forth in this Section.  To be timely, a stockholder’s notice shall be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or is delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was made.  Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person (and as their address appears on the Company’s books, if different), (ii) the principal occupation or employment of such person at present and for the last five years and all other information relating to such person that would indicate his or her qualifications to serve on the Board of Directors, (iii) the class and number of shares of Company stock which are beneficially owned (as such term is defined by Section 13(d) of the Exchange Act) by such person on the date of such stockholder notice and any other ownership interest in the Company’s shares as set forth in Section (b)(iii) below, (iv) a description of all arrangements or understandings between the stockholder giving the notice and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or with respect to and actions to be proposed or taken by such person if elected a director, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Exchange Act; (b) the name and address of such stockholder as they appear on the Company’s books and records and of the beneficial owner, if any, on whose behalf the proposal is made, and principal occupation or employment of such stockholder and beneficial owner, if any; (c) with respect to such stockholder, any affiliate or associate of such stockholder, and, to the extent known, any other stockholder known by such stockholder to be supporting such nominee(s) on the date of the stockholder notice (i) the name of such stockholder as it appears on the Company’s book and records to the extent not covered by (b) above, (ii) the class and number of shares of the Company’s stock which are owned of record or beneficially by such person and (iii) any derivative positions held of record or beneficially by such person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate or otherwise manage benefit, loss or risk of share price changes or to increase or decrease the voting power of, such person with respect to the Company’s securities; (c) a representation that such stockholder submitting such notice is a stockholder of record on the date of such notice and will remain such through the meeting date; (d) a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) the written consent of each nominee to be named as a nominee and to serve as a director of the Company if so elected; and (f) the identification of any person retained or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the election of any such nominee(s) and a brief description of the terms of such employment, retainer or arrangement for compensation.  At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a Director at an annual meeting shall furnish to the Secretary of the Company that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

In the case of stockholder action by written consent with respect to the election by stockholders of a candidate as director, the stockholder seeking to have the stockholders elect such candidate by written consent shall, by written notice to the Board of Directors, set forth the information prescribed above and request the Board of Directors to fix a record date for determining stockholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the applicable provisions of the Maryland General Corporation Law.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

The chairperson of the meeting shall have the authority, if the facts warrant, to determine that a nomination was not made in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3.           A new Article I, Section 9 is hereby added to the Bylaws as follows:

Section 9.  Exchange Act Rules Apply.  Notwithstanding the foregoing provisions of Article I, Sections 7 and 8 of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in Sections 7 and 8 hereof; provided, however, that nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

4.           Sections 8, 9, 10 and 11 of Article I of the Bylaws are hereby re-numbered Sections 10, 11, 12 and 13, respectively.

5. Except as modified by this Amendment, the Bylaws remain unchanged and, as modified, continue in full force and effect.

6. Copies (facsimile, photostatic or otherwise) of the signature to this Amendment shall be deemed to be an original and may be relied upon to the same extent as though such copy or fax was an original.

In witness whereof, this Second Amendment to the Amended and Restated Bylaws of Old Line Bancshares, Inc. is hereby executed as of June 28, 2012.

By: /s/ Christine M. Rush
Name: Christine M. Rush
Title: Executive Vice President and
Chief Financial Officer